Exhibit 10.20A

                                                                    May 7, 1997

Iron Mountain Incorporated
745 Atlantic Avenue
10th Floor
Boston, Massachusetts 02111

Ladies and Gentlemen:

         Reference is made to the Agreement and Plan of Merger, dated as of February 19, 1997, as amended (the "Merger Agreement"), by and among Iron Mountain Incorporated, a Delaware corporation ("Acquiror"), IM-1 Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Acquiror, and Safesite Records Management Corporation, a Delaware corporation (the "Company"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

         The purpose of this letter agreement (this "Letter") is to confirm the understanding of the parties hereto with respect to the indemnification rights of Acquiror.

         As consideration for Acquiror agreeing to change the Escrow Indemnity Funds from cash to Acquiror Stock, the undersigned hereby agree that in the event that (i) the Escrow Indemnity Funds have been exhausted, (ii) the aggregate Market Price for the shares of Acquiror Stock paid over to Acquiror formerly constituting the Escrow Indemnity Funds (such amount being hereinafter referred to as the "Aggregate Market Price") is less than $3,000,000 (the "Escrow Cap"), and (iii) Acquiror has unpaid Losses and Expenses resulting from Claims to which it is entitled to indemnification pursuant to the terms of the Merger Agreement, then the undersigned shall jointly and severally indemnify Acquiror and hold Acquiror harmless from and against any and all such Losses and Expenses in an amount equal to 66.1% of the lesser of (i) the amount of such Losses and Expenses and (ii) the difference between the Escrow Cap and the Aggregate Market Price.

         The validity, interpretation, construction and performance of this Letter shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, without giving effect to any choice or conflict of laws provision or rule. This Letter is executed by the parties hereto under seal may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument which shall be binding on the parties hereto.

                                    Very truly yours,


                                    /s/ B. Thomas Golisano
                                    ------------------------
                                    B. Thomas Golisano


                                    /s/ James B. Wayman, Jr.
                                    ------------------------
                                    James B. Wayman, Jr.

Iron Mountain Incorporated
May 7, 1997
Page 2




ACCEPTED AND AGREED TO
AS OF THE DATE SET FORTH
ABOVE:

IRON MOUNTAIN INCORPORATED


By: /s/ Eugene B. Doggett
    ------------------------------------
    Name:  Eugene B. Doggett
    Title: Executive Vice President and
           Chief Financial Officer